PhaseBio Appoints William D. Humphries to Board of Directors

Malvern, PA and San Diego, CA, September 15, 2021 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases, today announced the appointment of William D. Humphries to its board of directors. Additionally, Justin Klein, M.D., J.D., is stepping down from his role as director, effective immediately.

“Bill’s deep commercial expertise gained through his leadership roles at numerous specialty pharmaceutical companies will be an invaluable addition to our already robust board of directors,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “Bill joins us at an exciting and pivotal time in PhaseBio’s growth, as we continue to advance our clinical programs and begin to build a commercial organization to prepare to market bentracimab in the United States should it be approved.”

Mr. Mow added, “I would also like to thank Justin for his many contributions during his time as a director. He has proved himself to be a trusted advisor, who has been instrumental in helping PhaseBio get to where it is today, and continues to be one of the strongest champions of our mission.”

Mr. Humphries has more than 30 years of experience building and leading commercial-stage pharmaceutical organizations. He is currently the Chief Executive Officer of Isosceles Pharmaceuticals, a position he has held since May 2021. Prior to his role at Isosceles, Mr. Humphries served as President of Ortho Dermatologics, a Bausch Health Company. Before joining Ortho Dermatologics, he served as President and Chief Executive Officer of the North American business of Merz, an affiliate of Merz Pharma Group, where he oversaw strategic direction and collaboration among three North American companies: Merz Pharmaceuticals LLC, Merz Aesthetics Inc., and Merz Pharma Canada Ltd. Before joining Merz, he served in a number of leadership positions with Stiefel Laboratories, including as its Chief Commercial Officer and then as President, where he spearheaded two significant acquisitions and led the global integration of Stiefel into GlaxoSmithKline. Earlier in his career Mr. Humphries served in executive roles in sales and marketing, business development, and international marketing for Allergan, concluding as vice president of its U.S. skincare business.

In addition to joining the PhaseBio board of directors, Mr. Humphries currently serves as the chairman of the board for Clearside Biomedical, chairman of the board for STRATA Skin Sciences, and as a director on the board of Aclaris Therapeutics. He received a B.A. from Bucknell University and an M.B.A. from Pepperdine University.

“Having worked in commercially-focused roles in the pharmaceutical industry for much of my career, I am very passionate about bringing potentially life-changing medicines to the market and am thrilled to join the PhaseBio board at this critical juncture in the company’s evolution,” said Mr. Humphries. “I look forward to helping guide the building of the company’s U.S. commercial organization and charting an exciting path forward for the company as we advance our mission of developing medicines to address key unmet needs for people with cardiopulmonary disease.”

In addition to joining the PhaseBio board, Mr. Humphries was also appointed as a member of its compensation committee.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular and cardiopulmonary diseases. The company’s pipeline includes: bentracimab (PB2452), a novel reversal agent for the antiplatelet therapy ticagrelor; pemziviptadil (PB1046), a once-weekly vasoactive intestinal peptide (VIP) receptor agonist for the treatment of pulmonary arterial hypertension; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, including pemziviptadil, and drives both internal and partnership drug-development opportunities.

PhaseBio is located in Malvern, PA, and San Diego, CA. For more information, please visit www.phasebio.com, and follow us on Twitter @PhaseBio and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and the potential for these product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, and whether, if approved, these product candidates will be successfully distributed and marketed. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Will Zasadny
Canale Communications, Inc.
(619) 961-8848
will.zasadny@canalecomm.com